FORM OF EXPENSE LIMITATION AGREEMENT


      EXPENSE LIMITATION AGREEMENT, effective as of ________, 2001 by and between E*TRADE Asset Management, Inc., ("ETAM") and E*TRADE Funds ("Trust"), on behalf of each series of the Trust set forth in Schedule A (each series is hereinafter referred to as the "Fund").

      WHEREAS, the Trust is a Delaware business trust organized under a Declaration of Trust ("Declaration of Trust"), and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management company of the series type, and the Fund is a series of the Trust;

      WHEREAS, the Trust and ETAM have entered into an Investment Advisory Agreement dated ________, 2001 ("Advisory Agreement"), pursuant to which ETAM provides advisory services to the Fund for compensation based on the value of the average daily net assets of the Fund;

      WHEREAS, the Trust and ETAM have entered into an Administrative Services Agreement dated ________, 2001 ("Administration Agreement"), pursuant to which ETAM provides administrative services to the Fund for compensation based on the value of the average daily net assets of the Fund; and

      WHEREAS, the Trust and ETAM have determined that it is appropriate and in the best interests of the Fund and its shareholders to maintain the expenses of the Fund at a level below the level to which the Fund would normally be subject during its start-up period and in order to maintain the Fund's expense ratio at the Maximum Annual Operating Expense Limit (as hereinafter defined) specified for the Fund in Schedule A hereto;

      NOW THEREFORE, the parties hereto agree that the Expense Limitation Agreement is hereby stated in its entirety as of the date hereof as follows:

I.    Expense Limitation.

      1.1. Applicable Expense Limit. To the extent that the aggregate expenses of every character incurred by the Fund in any fiscal year, including but not limited to administrative services fees and advisory services fees of ETAM (but excluding interest, taxes, brokerage commissions, fees and expenses under any Rule 12b-1 plan, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of the Fund's business) ("Fund Operating Expenses"), exceed the Maximum Annual Operating Expense Limit, as defined in
Section 1.2 below, such excess amount ("Excess Amount") shall be the liability of ETAM.

      1.2. Maximum Annual Operating Expense Limit. The Maximum Annual Operating Expense Limit with respect to the Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of the Fund.

      1.3. Method of Computation. To determine ETAM's liability with respect to the Excess Amount, each month the Fund Operating Expenses for the Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month of the Fund exceed the Maximum Annual Operating Expense Limit of the Fund, ETAM shall first waive or reduce its advisory services fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Maximum Annual Operating Expense Limit. If the amount of the waived or reduced advisory services fee for any such month is insufficient to pay the Excess Amount, ETAM shall waive or reduce its administrative services fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Maximum Annual Operating Expense. If the amount of the waived or reduced administrative services fee is insufficient to pay the Excess Amount, ETAM may also remit to the appropriate Fund or Funds an amount that, together with the waived or reduced advisory services and administrative services fees, is sufficient to pay such Excess Amount.

      1.4. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory services fees or administrative services fees waived or reduced and other payments remitted by ETAM to the Fund or Funds with respect to the previous fiscal year shall equal the Excess Amount.

II.   Reimbursement of Fee Waivers and Expense Reimbursements.

      2.1. Reimbursement. If in any year during which the Advisory Agreement and Administrative Agreement are still in effect, the estimated aggregate Fund Operating Expenses of the Fund for the fiscal year are less than the Maximum Annual Operating Expense Limit for that year, subject to quarterly approval by the Trust's Board of Trustees as provided in Section 2.2 below, ETAM shall be entitled to reimbursement by the Fund, in whole or in part as provided below, of the advisory services or administrative services fees waived or reduced and other payments remitted by ETAM to the Fund pursuant to Section 1 hereof. The total amount of reimbursement to which ETAM may be entitled ("Reimbursement Amount") shall equal, at any time, the sum of all advisory services or administrative services fees previously waived or reduced by ETAM and all other payments remitted by ETAM to the Fund, pursuant to Section 1 hereof, during any of the previous three (3) fiscal years, less any reimbursement previously paid by the Fund to ETAM, pursuant to Sections 2.2 or 2.3 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

      2.2. Board Approval. No reimbursement shall be paid to ETAM with respect to the Fund pursuant to this provision in any fiscal quarter, unless the Trust's Board of Trustees has determined that the payment of such reimbursement is in the best interests of the Fund and its shareholders. The Trust's Board of Trustees shall determine quarterly in advance whether any reimbursement may be paid to ETAM with respect to the Fund in such quarter.

      2.3. Method of Computation. To determine the Fund's payments, if any, to reimburse ETAM for the Reimbursement Amount, each month the Fund Operating Expenses of the Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses of the Fund for any month are less than the Maximum Annual Operating Expense Limit of the Fund, the Fund, only with the prior approval of the Trust's Board of Trustees, shall pay to ETAM an amount sufficient to increase the annualized Fund Operating Expenses of that Fund to an amount no greater than the Maximum Annual Operating Expense Limit of that Fund, provided that such amount paid to ETAM will in no event exceed the total Reimbursement Amount.

      2.4. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of the Fund for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Maximum Annual Operating Expense Limit.

III.  Term and Termination of Agreement.

      This Agreement with respect to the Fund shall continue in effect until May 1, 2002, and from year to year thereafter provided such continuance is specifically approved by a majority of the Trustees of the Trust who are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act. Nevertheless, prior to the end of any one year term of this Agreement, the Agreement may be terminated by ETAM, without payment of any penalty, upon written notice to the Trust at its principal place of business by November 1 of the prior year.

IV.   Miscellaneous.

      4.1.  Captions.   The  captions  in   this   Agreement  are  included  for
convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      4.2. Interpretation. Nothing herein contained shall be deemed to require the Trust or the Fund(s) to take any action contrary to the Trust's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Fund(s).

      4.3. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the advisory services fee or administrative services fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement, Administration Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement, Administration Agreement or the 1940 Act.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.



                                         E*TRADE FUNDS,  ON BEHALF OF ITS SERIES
                                         LISTED ON SCHEDULE A

                                         By:    ______________________________
                                         Name:
                                         Title: ______________________________


                                         E*TRADE ASSET MANAGEMENT, INC.
                                         By:    ______________________________
                                         Name:
                                         Title: ______________________________

                                   SCHEDULE A
                   MAXIMUM ANNUAL OPERATING EXPENSE LIMITS


This Agreement relates to the following Fund(s) of the Trust:


                                                             Maximum Annual
      Name of Fund                                       Operating Expense Limit
      ------------                                       -----------------------
                                                           (as a percentage of
                                                            average daily net
                                                                 assets)
      E*TRADE Asset Allocation Fund                               0.50%